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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 2000


                                CT HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                         0-08718                     75-2432011

   (STATE OR OTHER             (COMMISSION FILE NUMBER)          (IRS EMPLOYER
   JURISDICTION OF                                               IDENTIFICATION
   INCORPORATION)                                                   NUMBER)


           3811 TURTLE CREEK BOULEVARD, SUITE 770, DALLAS, TEXAS 75219

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 521-3443



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 24, 2000, the Audit Committee of the Registrant's Board of Directors determined to engage Ernst & Young LLP ("Ernst & Young") as the Registrant's independent public accountants for fiscal year 2000. Ernst & Young serves as the independent public accountants for the Registrant's subsidiary, How2.com, Inc. and the Registrant believes that using one firm to provide audit services is in the best interests of the Registrant.

         The Registrant has been advised by Ernst & Young that neither the firm nor any of its associates has any material relationship with the Registrant or any affiliate of the Registrant. During the Registrant's two most recent fiscal years and the subsequent interim periods prior to engaging Ernst & Young, the Registrant has not consulted Ernst & Young regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, for which advice was provided that Ernst & Young concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Regulation S-K Item 304) or a reportable event (as described in paragraph (a)(1)(v) of Regulation S-K, Item 304).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            CT Holdings, Inc.
                            (Registrant)


                            By: /s/ STEVEN B. SOLOMON
                                -------------------------------------
                                    Steven B. Solomon
                                    President and Chief Executive Officer



Dated as of April 27, 2000